UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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CESCA THERAPEUTICS INC. (Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Cesca Therapeutics Inc.
2711 Citrus Road
Rancho Cordova, CA 95742

Telephone (916) 858-5100

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 22, 2018

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Cesca Therapeutics Inc. (the “Company” or “Cesca”), a Delaware corporation, will be held at the San Francisco Airport Marriott Waterfront, located at 1800 Old Bayshore Highway, Burlingame, CA 94010, on Friday, June 22, 2018, at 8:00 a.m. (PT) for the following purposes:

1.

To elect the Company’s six (6) nominees named in the attached proxy statement as directors to hold office until the next Annual Meeting of Stockholders or until their successors are elected and qualified;

2.	To approve an amendment to our 2016 Equity Incentive Plan;

3.	To approve the potential issuance of in excess of 19.99% of our outstanding common stock upon the conversion of our convertible debt facility;

4.	To ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and

5.	To transact such other business as may properly come before the stockholders at the Annual Meeting.

These items are described more fully in the proxy statement attached to this notice. Please give your careful attention to all of the information in the proxy statement.

The Board of Directors of the Company has fixed the close of business on April 23, 2018 as the record date for determining those stockholders who will be entitled to vote at the meeting or any postponement or adjournment thereof. Stockholders are invited to attend the meeting in person.

By Order of the Board of Directors

/s/ Ms. Vivian Liu

Corporate Secretary

April 30, 2018
Rancho Cordova, California

YOUR VOTE IS IMPORTANT

Even if you plan to attend the annual meeting in person, we request that you vote by submitting your proxy as early as possible by following the instructions to ensure that your shares will be represented at the annual meeting if for any reason you are unable to attend. If you do attend the annual meeting and wish to vote in person, you may withdraw your proxy and vote in person.

PAGE
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND PROCEDURAL MATTERS	1
PROPOSAL 1 - ELECTION OF DIRECTORS	6
CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS	9
COMPENSATION OF DIRECTORS	12
EXECUTIVE OFFICERS	12
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF CESCA THERAPEUTICS INC.	13
COMPENSATION OF NAMED EXECUTIVE OFFICERS	15
PROPOSAL 2 – APPROVAL OF AN AMENDMENT TO THE 2016 EQUITY INCENTIVE PLAN	18
EQUITY COMPENSATION PLANS	27
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	27
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	29
FEES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	30
PROPOSAL 3 – APPROVAL OF THE POTENTIAL ISSUANCE OF IN EXCESS OF 19.99% OF OUR OUTSTANDING COMMON STOCK UPON THE CONVERSION OF OUR CONVERTIBLE DEBT FACILITY	31
PROPOSAL 4 – RATIFICATION OF MARCUM LLP	34
STOCKHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT CESCA THERAPEUTICS INC ANNUAL MEETING	35
ADDITIONAL INFORMATION	35
TRANSACTIONS OF OTHER BUSINESS AT THE CESCA THERAPEUTICS INC. ANNUAL MEETING	35

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
AND PROCEDURAL MATTERS

Why am I receiving these materials?

The Board of directors of Cesca (the “Board”) is making this proxy statement available to you on the Internet or by delivering a paper copy of this proxy statement to you by mail in connection with the solicitation of proxies for use at Cesca’s Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, June 22, 2018 and any adjournment or postponement thereof. The Annual Meeting will be held at the San Francisco Airport Marriott Waterfront, located at 1800 Old Bayshore Highway, Burlingame, CA 94010, for the purpose of considering and acting on the matters set forth in this proxy statement.

These proxy materials and the accompanying annual report are first being made available or mailed on May 3, 2018 to all Cesca stockholders entitled to vote at the Annual Meeting. Cesca’s website is www.cescatherapeutics.com.

What proposals will be voted on at the Annual Meeting?

Cesca stockholders are being asked to vote on the following matters at the Annual Meeting:

1.	To elect the Company’s six (6) nominees named herein as directors to hold office until the next Annual Meeting of Stockholders or until their successors are elected and qualified;

2.	To approve an amendment to our 2016 Equity Incentive Plan;

3.	To approve the potential issuance of in excess of 19.99% of our outstanding common stock upon the conversion of our convertible debt facility;

4.	To ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and

5.	To transact such other business as may properly come before the stockholders at the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Cesca’s Board set April 23, 2018 as the record date for the Annual Meeting. If you owned Cesca common stock at the close of business on April 23, 2018, you may attend and vote at the meeting. By using a proxy, you may vote whether or not you attend the meeting, as described below. As of April 23, 2018, there were 11,482,064 shares of Cesca common stock outstanding.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with Cesca’s transfer agent, Computershare Investor Services LLC, you are considered the “stockholder of record” with respect to those shares, and the notice or these proxy materials have been sent directly to you by Cesca.

Some Cesca stockholders hold their shares through a broker, bank or other nominee, rather than directly in their own names. If your shares are held in a brokerage account or by a bank or another nominee, you are considered the “beneficial owner” of those shares held in street name, and the notice or these proxy materials have been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record.

How many votes do I have?

You are entitled to one vote for each share of Cesca common stock you owned at the close of business on the record date.

What should I do if I receive more than one notice or set of voting materials?

You may receive more than one notice or set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate notice or voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one notice or proxy card. Please vote by telephone or the Internet with respect to each notice that you receive, or complete, sign, date and return each proxy card and voting instruction card that you receive, to ensure that all of your shares are voted at the Annual Meeting.

How can I vote my shares in person at the Annual Meeting?

If you are the stockholder of record of shares of Cesca common stock, you have the right to vote in person at the Annual Meeting with respect to those shares.

If you are the beneficial owner of shares of Cesca common stock, you are invited to attend the Annual Meeting. However, if you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting, unless you obtain a legal proxy from your broker, bank or nominee giving you the right to vote the shares at the Annual Meeting.

Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy card or voting instructions as described in the next Q&A so that your vote will be counted if you later decide not to attend the Annual Meeting.

How can I vote my shares without attending the Annual Meeting?

If you are the stockholder of record, you may instruct the proxy holders how to vote your shares by using the Internet voting site or the toll-free telephone number provided on the website to which the notice directs you or, if you have requested paper copies of the proxy materials, by completing, signing, dating and returning a requested proxy card in the provided, postage pre-paid envelope or by using the Internet voting site or the toll-free telephone number listed on the proxy card. Specific instructions for using the Internet and telephone voting systems are on the website and proxy card (and repeated in the box below). The Internet and telephone voting systems for stockholders of record will be available until 1:00 a.m., Central Time, on June 22, 2018 (the morning of the Annual Meeting).

If you are the beneficial owner of shares of Cesca common stock held in street name, you have the right to direct your broker, bank or nominee on how to vote your shares. Your broker, bank or nominee has provided a notice that directs you to a website with Internet and toll-free telephone voting instructions (repeated in the boxes below) or, if you have requested paper copies of the proxy materials, enclosed is a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares.

Specific voting instructions for Internet and website voting are as follows:

VOTE BY INTERNET

Shares Held of Record:

www.envisionreports.com/KOOL

Shares Held Through Broker, Bank or Nominee:

Internet:  www.proxyvote.com

24 hours a day/7 days a week

Through 1:00 am Central Time, June 22, 2018

INSTRUCTIONS:

Read this Proxy Statement.

Go to the applicable website listed above.

Have your notice of internet availability of proxy materials, proxy card or voting instruction card in hand (including the control number specified on that notice or card) and follow the instructions.

VOTE BY TELEPHONE

Shares Held of Record:

1-800-652-VOTE (8683)

Shares Held Through Broker, Bank or Nominee:

1-800-579-1639

Toll-free 24 hours a day/7 days a week

Through 1:00 am Central Time, June 22, 2018

INSTRUCTIONS:

Read this Proxy Statement.

Call the applicable toll-free number above.

Have your proxy materials, proxy card or voting instruction card in hand (including the control number specified on that notice or card) and follow the instructions.

Can I change or revoke my vote after I return a proxy card or voting instruction card?

If you are the stockholder of record, you may revoke your proxy or change your vote by:

●

Delivering to the Corporate Secretary of Cesca, prior to your shares being voted at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares (such written notice should be hand delivered to Cesca’s Corporate Secretary or should be sent so as to be delivered to Cesca Therapeutics Inc., 2711 Citrus Road, Rancho Cordova, CA 95742, Attention: Corporate Secretary);

●	Attending the Annual Meeting and voting in person; or

●	Making a timely and valid later Internet or telephone vote, as the case may be, if you have previously voted on the Internet or by telephone in connection with the Annual Meeting.

If you are the beneficial owner of shares held in street name, you may change your vote by:

●	Submitting new voting instructions to your broker, bank or other nominee in a timely manner; or

●	Attending the Annual Meeting and voting in person, if you have obtained a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares.

Can I attend the Annual Meeting?

All Cesca stockholders as of the record date, April 23, 2018, or their duly appointed proxies, may attend the Annual Meeting. If you are the beneficial owner of Cesca shares held in street name, please bring proof of ownership such as a brokerage statement or letter from the broker, bank or other nominee that is the owner of record of the shares.

How many votes must be present or represented to conduct business at the Annual Meeting?

The presence of a majority of the shares entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Presence is determined by the stockholder entitled to vote the shares being present at the Annual Meeting or having properly submitted a proxy with respect to the shares. In compliance with Delaware General Corporate Law, abstentions and broker “non-votes” will be counted as present and entitled to vote at the Annual Meeting and are thereby included for purposes of determining whether a quorum is present at the Annual Meeting.

If sufficient votes to constitute a quorum are not received by the date of the Annual Meeting, the persons named as proxies in this proxy statement may propose one or more adjournments of the meeting to permit further solicitation of proxies. Adjournment would require the affirmative vote of the holders of a majority of the outstanding shares of Cesca common stock present in person or represented by proxy at the Annual Meeting. The persons named as proxies in this proxy statement would generally exercise their authority to vote in favor of adjournment.

What is a “broker non-vote”?

A broker “non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

Brokers normally have discretion to vote on “routine matters,” but not on non-routine matters. The only routine matter being voted on at the Annual Meeting is the ratification of our independent public accounting firm.

What is the voting requirement to approve each of the proposals?

A plurality of the voting power of the shares of common stock present in person or represented by proxy at the Annual Meeting is required for the election of directors (Proposal 1). Thus, the nominees for director receiving the highest number of affirmative votes will be elected as members of Cesca’s Board of Directors to serve until Cesca’s next Annual Meeting of Stockholders. There is no cumulative voting in the election of directors.

The affirmative vote of the majority of the votes present, in person or by proxy, and entitled to vote at the meeting are required to approve Proposals 2, 3 and 4. A broker non-vote on a proposal is considered a share not entitled to vote on that proposal and is not a vote cast on that proposal, but is present for purposes of determining a quorum. Accordingly, a broker non-vote will have no effect on the vote outcome of Proposals 2, 3, and 4.

How are votes counted?

With respect to the election of directors, you may vote “FOR” or “WITHHOLD” on each of the six nominees.

With respect to other proposals, you may vote “FOR”, “AGAINST” or “ABSTAIN” on each proposal. Abstentions are deemed to be votes cast and thereby have the same effect as a vote against the proposal. Broker non-votes are not deemed to be votes cast and thereby do not affect the outcome of the voting on the proposal.

What happens if one or more of the director nominees is unable to stand for election?

The Board may reduce the number of directors or select a substitute nominee. In the latter case, if you have submitted your proxy via the Internet or by telephone or completed and returned your proxy card or voting instruction card, Chris Xu or Vivian Liu as proxy holders, will have the discretion to vote your shares for the substitute nominee.

Where can I find the voting results of the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting. We will provide final results on a Form 8-K within four business days of the Annual Meeting.

Who pays for the proxy solicitation process?

Cesca will bear the cost of soliciting proxies, including the cost of preparing, posting and mailing proxy materials. In addition to soliciting stockholders by mail and through its regular employees, Cesca will request brokers, banks and other nominees to solicit their customers who hold shares of Cesca common stock in street name. Cesca may reimburse such brokers, banks and nominees for their reasonable, out-of-pocket expenses. Cesca may also use the services of its officers, directors and employees to solicit proxies, personally or by telephone, mail, facsimile or email, without additional compensation other than reimbursement for reasonable, out-of-pocket expenses.

How do I get an additional copy of the proxy materials?

If you would like an additional copy of this proxy statement or Cesca’s 2017 Transition Report on Form 10-K, these documents are available in digital form for download or review by clicking on the “Investors” tab at www.cescatherapeutics.com. Alternatively, we will promptly send a copy to you upon request by mail to Cesca Therapeutics Inc., Attention: Corporate Secretary, 2711 Citrus Road, Rancho Cordova, CA 95742 or by calling the Corporate Secretary of Cesca Therapeutics at (916) 858-5100.

How do I get proxy materials electronically?

We encourage you to register to receive all future stockholder communications electronically, instead of in print. This means that the annual report, proxy statement and other correspondence will be delivered to you via email. Electronic delivery of stockholder communications helps Cesca to conserve natural resources and to save money by reducing printing, postage and service provider costs.

Stockholders of Record: If you vote your shares using the Internet at www.envisionreports.com/KOOL, please follow the prompts for enrolling in the electronic proxy delivery service.

Beneficial Owners: If you vote your shares using the Internet at www.proxyvote.com, please complete the consent form that appears on-screen at the end of the Internet voting procedure to register to receive stockholder communications electronically. Stockholders holding through a bank, broker or other nominee may also refer to information provided by the bank, broker or nominee for instructions regarding how to enroll in electronic delivery.

PROPOSAL 1
ELECTION OF DIRECTORS

General Information

Our bylaws presently provide that the authorized number of directors may be fixed by resolution of the Board from time to time. Currently, the Board has fixed the authorized number of directors at six (6).

On April 16, 2018, we entered into an amendment and restatement of the Nomination and Voting Agreement that we originally entered into with Boyalife (Hong Kong) Limited, our largest stockholder (Boyalife HK), on February 13, 2016 (as amended and restated, the “Restated Nomination Agreement”). The Restated Nomination Agreement provides that Boyalife HK has the right to designate a number of members of the Board of Directors of the Company that is in proportion to the “Boyalife Ownership Percentage”, which is Boyalife HK’s and its affiliates’ combined percentage ownership of outstanding common stock, treating as outstanding any shares of common stock underlying convertible securities that are immediately exercisable by Boyalife HK and its affiliates’ (including under the Convertible Note) without any further payment (the “Boyalife Ownership Percentage”). The Restated Nomination Agreement will terminate according to its terms when and if the Boyalife Ownership Percentage falls below 20%.

Although the Boyalife Ownership Percentage is 65.49% as of the record date for the Annual Meeting and therefore Boyalife HK has the right pursuant to the Restated Nomination Agreement to designate four directors, the Board’s Nomination and Governance Committee has recommended, and Boyalife HK has concurred, that each of the existing six (6) members of the Board be nominated for reelection as directors at the Annual Meeting.

Nominees for Director

The below nominees for director have consented to being named as nominees in this proxy statement and have agreed to serve as directors, if elected. Each of the director nominees listed below are currently serving as members of our Board of Directors.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the six (6) nominees named below. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board to fill the vacancy. The Board has no reason to believe that any of the nominees will be unavailable for election. Each Director who is elected shall hold office until the next Annual Meeting of Stockholders, or until the earlier of their death, resignation or removal, or until such Director’s successor is elected and qualified.

Our Board of Directors has concluded that Dr. Russell Medford, Dr. Joseph Thomis and Mr. Mark Westgate are “independent” as defined by NASDAQ and under Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as that term relates to membership on our Board of Directors.

Age
Xiaochun (Chris) Xu, Ph.D, MBA	46

Vivian Liu	56

Russell Medford, MD, Ph.D.	63

Joseph (Jeff) Thomis, Ph.D.	72

Mark Westgate	48

James Xu	47

Biographies

Xiaochun (Chris) Xu, PhD, MBA	Director since March 2016

On November 13, 2017, the Board elected Dr. Xu as President and Chief Executive Officer (CEO) (transitioning from interim Chief Executive Officer as of November 2016; he joined the Board of Directors in March 2016 and currently serves as Chairman of the Board). Dr. Xu is also a member of the board of directors of our majority owned subsidiary ThermoGenesis Corp. Dr. Xu has been the Founder, Chairman and CEO of Boyalife Group Ltd., China since July 2009. From 2008-2009, he was Vice President at Founder Group, a major Chinese technology conglomerate with interests in information technology, pharmaceuticals, real estate, finance, and commodities trading. From 2000-2008, Dr. Xu served in various management positions at Pfizer Inc., and two NASDAQ publicly traded bio-pharmaceutical companies. Dr. Xu received his B.SC. in Biochemistry from the University of Saskatchewan, his Ph.D. degree in Immunology from Washington University School of Medicine (St. Louis, USA) and an Executive MBA degree from Emory University (Atlanta, USA). We believe that Dr. Xu’s extensive and varied experience and knowledge as an executive and investor in the biotechnology, medical device, and pharmaceuticals industry will be a valuable asset to the Company and its Board.

Vivian Liu	Director since November 2016

Ms. Liu was appointed to the Board of Directors and as Chief Operating Officer (COO) in November 2016 and February 2017, respectively. She also serves as the President of our majority owned subsidiary, ThermoGenesis Corp. From 2012-2017, Ms. Liu was the Managing Director of OxOnc Services Company, an oncology service company and a partner in OxOnc Development LP, an oncology product development company. Since 2011, Ms. Liu has served as a member of the board of directors at Innovus Pharmaceuticals, Inc. (OTCQB: INNV) and as its CEO from 2011-2012. Ms. Liu co-founded NexMed, Inc., renamed Apricus Biosciences, Inc., (NASDAQ: APRI), and served in numerous capacities, including chairman of the board, CEO and chief financial officer. Ms. Liu received her B.A. in International Relations from University of California, Berkeley and her MPA in International Finance from University of Southern California. We believe that Ms. Liu’s experience as a senior executive officer in multiple publicly held pharmaceutical development companies brings important depth of experience and knowledge to the Company.

Russell Medford, MD, PhD	Director since February 2017

In February 2017, Dr. Medford was appointed to the Board of Directors. Dr. Medford has been a Managing Partner of the Salutramed Group, LLC, a strategic life science advisory firm, since 2012. Dr. Medford has served as the CEO of healthEgames, Inc., a digital healthcare company and as the Chairman of ViaMune, Inc., an immuno-oncology therapeutics company, since 2014. From 1993 to 2009, Dr. Medford served as co-founder, President, CEO and Director of AtheroGenics, Inc (AGIX). On September 15, 2008, an involuntary petition under Chapter 7 of the United States Bankruptcy Code was filed against AGIX in the United States Bankruptcy Court for the Northern district of Georgia (the “Bankruptcy Court”) by certain holders of its 4.5% Convertible Notes due 2008. On October 6, 2008, AGIX consented to the bankruptcy filing and moved in the Bankruptcy Court to convert the Chapter 7 case to a case under Chapter 11 of the United States Bankruptcy Code. Dr. Medford was a founding Board Director of Inhibitex, Inc. (INHX) until it was acquired by Bristol-Myers-Squibb in 2012. Dr. Medford is a board-certified physician, and currently holds numerous trustee or board positions including Georgia Global Health Alliance, Inc., and Georgia BIO. Dr. Medford served on the faculties of both the Harvard Medical School and Emory University School of Medicine and obtained his MD and PhD from the Albert Einstein College of Medicine. We believe that Dr. Medford’s experience as a founder and executive of several pharmaceutical development companies will be a valuable asset in connection with the Company’s clinical development activities. Dr. Medford is one of our independent directors pursuant to applicable NASDAQ rules and is qualified as an Audit Committee Financial Expert as defined in Regulation S-K Item 407(d)(5)(ii).

Joseph (Jeff) Thomis, PhD	Director since January 2017

Dr. Thomis joined our Board of Directors in January 2017. Since 2012 he has been the CEO at Thomis Consulting BVBA and a partner in OxOnc Development LP, an oncology product development company. From 1997-2012 he was at Quintiles Transnational where he held numerous positions including Chairman of the American Management Board, President of Global Clinical Development Services and President of European Clinical Development Services. Dr. Thomis has served as a non-executive director at NovaQuest LLC, a private equity company since 2014 and is a member of the audit committee and Chairman of the Board of Quotient Clinical, a translational pharmaceutics company since 2016. From 2013-2015, he served as Chairman of the Board of Idis Pharma, a global company providing unlicensed medicines to patients with unmet medical needs. From 2012 to 2013 he was a non-executive director of PDP Courier Services, Ltd and from 2010-2012 he was Chairman of the American Management Board of Quintiles. Dr. Thomis received his Ph.D. in Pharmaceutical Sciences from the University of Leuven in Belgium. We believe that Dr. Thomis’ extensive experience with clinical trials and contract research organizations will enable him to provide valuable insight and knowledge with respect to the Company’s clinical development activities. Dr. Thomis is one of our independent directors pursuant to applicable NASDAQ rules.

Mark Westgate	Director since May 2017

Mr. Westgate joined our Board of Directors in May 2017. Mr. Westgate has served as Vice President, Finance since 2011 at PCT Cell Therapy Services, LLC, now a Hitachi Group Company. From 2002 to 2011 he was Chief Financial Officer, Treasurer and Assistant Secretary for NexMed, Inc., later renamed Apricus Biosciences, Inc. (NASDAQ: APRI). From 1998-2002, Mr. Westgate was Group Controller and Treasurer of Lavipharm Corp., an international pharmaceutical research and development company. He received his Bachelor of Business Administration in Public Accounting from Pace University. Mr. Westgate is a CPA in the state of New York. We believe that Mr. Westgate’s experience as a principal financial officer in both publicly traded and privately held life sciences companies will provide substantial insight to the Board, particularly in connection with finance and accounting matters. Mr. Westgate is one of our independent directors pursuant to applicable NASDAQ rules and is qualified as an Audit Committee Financial Expert as defined in Regulation S-K Item 407(d)(5)(ii).

James Xu	Director since November 2016

Mr. Xu joined our Board of Directors in November 2016. Mr. Xu has been the General Counsel of the Boyalife Group Ltd. since 2010. Mr. Xu received his Master of Science in Electrical Engineering and MBA from the University of Mississippi, J.D. and LLM in Taxation from DePaul Law School, LLM in Intellectual Properties and LLM in Information Technologies from John Marshall Law School. Mr. Xu is a practicing attorney and licensed CPA in the State of Illinois. Mr. Xu is also a Patent Lawyer licensed by U.S. Patent and Trademark Office. We believe that Mr. Xu’s combination of technical, legal, and accounting knowledge will bring a unique cross-disciplinary skill set with respect to the Board’s oversight of the Company’s operations and development activities.

RECOMMENDATION OF THE BOARD

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

General

Our Board believes that good corporate governance is important to ensure that Cesca is managed for the long-term benefit of our stockholders. This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of our corporate governance guidelines, committee charters and code of ethical conduct described below are available under the investor information section of our website at www.cescatherapeutics.com.

Board Operating and Governance Guidelines

Our Board has adopted a number of operating and governance guidelines, including the following:

-	Formalization of the ability of each committee to retain independent advisors;

-	Directors have open access to the Company’s management; and

-	Independent directors may meet in executive session prior to or after each regularly scheduled Board meeting without management present.

As a result of the resignation of Dr. Mahendra Rao from the Board on October 19, 2017, the Board is no longer comprised of a majority of independent directors. Although we intend to seek a new independent director to fill the vacancy created by Dr. Rao’s resignation, we are a “controlled company” under NASDAQ rules and currently rely on the exemption from NASDAQ’s requirement to have a majority of independent directors.

Board Leadership Structure

Dr. Chris Xu serves as both our Chairman of the Board and CEO. The Board and its independent members believe the most effective Board leadership structure at the present time is for the CEO to serve as Chairman of the Board. The independent members of the Board believe because the CEO is ultimately responsible for executing our strategy and because our performance is an integral part of the deliberations undertaken by the Board, the CEO is the director best qualified to act as our Chairman of the Board at this time. The Board reserves the authority to modify this structure to best address and advance the interests of all stockholders, as and when appropriate.

Risk Oversight

The Board has an active role, as a whole and also at the committee level, in overseeing risk management. The Board regularly reviews information regarding the Company’s liquidity and operations, as well as the risks associated with each. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of risks relating to financial reporting, internal controls and compliance with legal and regulatory requirements. The Governance and Nominating Committee oversees the management of risks associated with corporate governance, the independence of the Board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

Governance and Nominating Committee

The Governance and Nominating Committee was formed to address general governance and policy oversight; succession planning; to identify qualified individuals to become prospective Board members and make recommendations regarding nominations for the Board; to advise the Board with respect to appropriate composition of Board committees; to advise the Board about and develop and recommend to the Board appropriate corporate governance documents and assist the Board in implementing guidelines; to oversee the annual evaluation of the Board and the Company’s CEO, and to perform such other functions as the Board may assign to the committee from time to time. The Governance and Nominating Committee has a Charter which is available on the Company’s website at www.cescatherapeutics.com. The Governance and Nominating Committee currently consists of three independent directors: Dr. Russell Medford (Governance and Nominating Committee Chairman), Dr. Thomis and Mr. Westgate.

Audit Committee

The Audit Committee of the Board of Directors makes recommendations regarding the retention of the independent registered public accounting firm, reviews the scope of the annual audit undertaken by our independent registered public accounting firm and the progress and results of their work, reviews our financial statements, and oversees the internal controls over financial reporting and corporate programs to ensure compliance with applicable laws. The Audit Committee reviews the services performed by the independent registered public accounting firm and determines whether they are compatible with maintaining the registered public accounting firm's independence. The Audit Committee has a Charter, which is reviewed annually and as may be required due to changes in industry accounting practices or the promulgation of new rules or guidance documents. The Audit Committee Charter is available on the Company’s website at www.cescatherapeutics.com. The Audit Committee currently consists of the following three independent directors: Mr. Westgate (Audit Committee Chairman) and Drs. Medford and Thomis. The Board has determined that Mr. Westgate and Dr. Thomis are qualified as Audit Committee Financial Experts as defined in Regulation S-K Item 407(d)(5)(ii) and applicable NASDAQ rules.

Science and Technology Committee

The Science and Technology Committee oversees and advises the Board and management on the Company’s corporate strategy and operations from a clinical, scientific and technological perspective, and performs such other duties and responsibilities as may be assigned to the Science and Technology Committee by the Board. The Science and Technology Committee consists of two independent directors. Dr. Medford (Science and Technology Committee Chairman) and Dr. Thomis.

Compensation Committee

The Compensation Committee of the Board reviews and approves executive compensation policies and practices, reviews salaries and bonuses for our CEO, administers the Company’s stock option plans and other benefit plans, and considers other matters as may, from time to time, be referred to them by the Board. The Compensation Committee has a charter which is available on the Company’s website at www.cescatherapeutics.com. The Compensation Committee consists of the three independent directors: Dr. Thomis (Compensation Committee Chairman), Dr. Medford and Mr. Westgate.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee were at any time an officer or employee of ours. In addition, none of our executive officers serves as a member of the compensation committee of any entity that has one or more executive officers serving as a member of our Compensation Committee.

Board and Committee Meetings and Attendance

During the fiscal year ended June 30, 2017, the Board of Directors met seven (7) times, the Audit Committee met six (6) times, the Compensation Committee met six (6) times, the Governance and Nominating Committee met one (1) time and the Special Financing Committee met three (3) times. During the Transition Period, the Board of Directors met three (3) times, the Audit Committee met two (2) times and the Compensation Committee met one (1) time. Each director attended at least 75% of the meetings of the Board held while serving as a director. We generally expect our directors to attend our annual meetings. All of the directors elected to our Board of Directors at our most recent annual stockholders’ meeting, held May 5, 2017, were in attendance at that meeting.

Director Nominating Procedures

Subject to the Restated Nomination Agreement (as described above), the Governance and Nominating Committee assists our Board in identifying director nominees consistent with criteria established by our Board. Although the Governance and Nominating Committee does not currently have a specific policy with regard to consideration of director candidates recommended by stockholders, the committee believes that it would provide such recommendations the same consideration as other candidates.

Generally, nominees for director are identified and suggested to the Governance and Nominating Committee by the members of the Board or management using their business networks and evaluation criteria they deem important, which may or may not include diversity. While the Company does not have a specific policy regarding diversity and has not established minimum experience or diversity qualifications for director candidates, when considering the nomination of directors, the Governance and Nominating Committee does consider the diversity of its directors and nominees in terms of knowledge, experience, background, skills, expertise and other demographic factors. The Company does not impose formal term limits on its directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the Securities and Exchange Commission and to provide us with copies of those filings. Based solely on our review of the copies of such forms received by us we believe that during the six months ended December 31, 2017, all filing requirements applicable to our officers, directors and greater that 10% beneficial owners were timely complied with.

Code of Ethics

We have adopted a code of ethics that applies to all employees, including our CEO and CFO, Controller or any person performing similar functions. A copy of our code of ethical conduct can be found on our website at www.cescatherapeutics.com. The Company will report any amendment or waiver to the code of ethics on our website within four (4) business days.

COMPENSATION OF DIRECTORS

Director Compensation Table

The following table sets forth the compensation received by each of the Company’s non-employee directors for the six month Transition Period ended December 31, 2017.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Total ($)
Russell Medford, Ph.D.	25,000	--	25,000
Mahendra S. Rao, Ph.D. (1)	11,000	--	11,000
Jeff Thomis, Ph.D.	21,000	--	21,000
Mark Westgate	29,000	--	29,000
James Xu	8,000	--	8,000

(1)	Dr. Rao resigned as a member of our Board of Directors effective October 19, 2017.

The following table sets forth the aggregate number of option awards held by each non-employee director as of December 31, 2017:

Name	Aggregate Number of Option Awards
Russell Medford, Ph.D.	13,500
Dr. Mahendra S. Rao (1)	11,182
Jeff Thomis, Ph.D.	13,500
Mark Westgate	13,500
Janes Xu	14,750

(1)	Dr. Rao resigned as a member of our Board of Directors effective October 19, 2017.

Each non-employee director receives an annual fee of $15,000. The chairperson of each standing committee receives an additional annual fee of $15,000 for the Audit Committee, $12,500 for the Science and Technology Committee, $10,000 for the Compensation Committee and $7,000 for the Governance Committee. Each non-chair committee member receives an annual fee of $7,500 for the Audit Committee, $6,000 for the Science and Technology Committee, $5,000 for the Compensation Committee and $3,500 for the Governance Committee.

All fees are paid quarterly. In addition, we reimburse our directors for their reasonable expenses incurred in attending meetings of the Board and its committees.

In May 2017, the annual stock option grant was changed to 13,500 shares with vesting over 24 months and a ten-year life. In March 2018, the annual stock option grant was changed to a one-time grant of 54,000 shares, with 13,500 shares vesting annually and a ten-year life.

EXECUTIVE OFFICERS

Set forth below is information about the current executive officers of the Company as of April 26, 2018:

Name	Position	Age
Dr. Xiaochun (Chris) Xu, Ph.D, MBA	President, CEO and Chairman of the Board	46
Ms. Vivian Liu	COO; President of ThermoGenesis Corp. subsidiary	56
Mr. Jeff Cauble	Principal Accounting Officer	45

Executive officers serve at the pleasure of our Board of Directors. To our management’s knowledge, there are neither any family relationships between any of our executive officers or key employees nor have any of our executive officers or key employees been involved in a legal proceeding that would be required to be disclosed pursuant to Item 401 (f) of Regulation S-K of the Exchange Act.

Biographies

The biographies for Dr. Xu and Ms. Liu can be found under Proposal 1 – Election of Directors.

Mr. Jeff Cauble was appointed Principal Accounting and Financial Officer on March 10, 2017. Mr. Cauble has been employed with the Company since 2010 and has served as Accounting Manager, Assistant Controller and Director of Finance. Mr. Cauble has over 19 years of accounting experience in various financial and managerial roles for Diamond Foods Inc. (DMND) and E.&J. Gallo Winery. Mr. Cauble is a Certified Public Accountant in the state of California and graduated from University of Idaho with a BS in accounting and finance.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
OF CESCA THERAPEUTICS INC.

The Company has only one class of stock outstanding, common stock. The following table sets forth certain information as of April 23, 2018 with respect to the beneficial ownership of Company’s common stock for (i) each director and director nominee, (ii) each NEO herein, (iii) all of Company’s directors and officers as a group, and (iv) each person known to us to own beneficially five percent (5%) or more of the outstanding shares of Company’s common stock. As of April 23, 2018, there were 11,482,064 shares of common stock outstanding.

To the Company’s knowledge, except as indicated in the footnotes to this table or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of common stock indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Xiaochun (Chris) Xu, Ph.D, MBA	2,028,791(2)	15%

Vivian Liu	51,250(3)	*%

Russell Medford	9,410(4)	*%

Jeff Thomis, Ph.D.	9,920(5)	*%

Mark Westgate	7,306(6)	*%

James Xu	11,928(7)	*%

Jeff Cauble	11,749(8)	*%

Officers & Directors as a Group (7 persons)	2,130,354	15.7%

5% Common Stockholders
Boyalife (Hong Kong) Limited	10,367,647(9)	69.1%

Boyalife Asset Holdings II, Inc.	1,976,291(10)	14.7%

*     Less than 1%.

(1)

“Beneficial Ownership” is defined pursuant to Rule 13d-3 of the Exchange Act, and generally means any person who directly or indirectly has or shares voting or investment power with respect to a security. A person shall be deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of the security within 60 days, including, but not limited to, any right to acquire the security through the exercise of any option or warrant or through the conversion of a security. Any securities not outstanding that are subject to options or warrants shall be deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by that person, but shall not be deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person. Some of the information with respect to beneficial ownership has been furnished to us by each director or officer, as the case may be.

(2)

Dr. Xu’s beneficial ownership represents (i) 52,500 shares issuable upon the exercise of options granted to him as CEO or a member of the Board of Directors, and (ii) 1,976,291 shares issuable upon the conversion of the Second Amended and Restated Convertible Promissory Note payable by the Company to Boyalife Asset Holding II, Inc. Dr. Xu has sole voting and dispositive power over the shares held by Boyalife Asset Holding II, Inc. Dr. Xu’s beneficial ownership as reflected in the above table does not include the 10,367,648 beneficial shares owned by Boyalife (Hong Kong) Limited. Dr. Xu’s spouse, Ms. Yishu Li, is the sole stockholder of Boyalife (Hong Kong) Limited. Dr. Xu disclaims beneficial ownership of these shares.

(3)	Includes 25,000 common shares and 26,250 shares issuable upon the exercise of options.
(4)	Represents shares issuable upon the exercise of options.
(5)	Represents shares issuable upon the exercise of options.
(6)	Represents shares issuable upon the exercise of options.
(7)	Represents shares issuable upon the exercise of options.
(8)	Includes 8,103 common shares, 3,230 shares issuable upon the exercise of options and 416 shares of restricted stock that will vest by June 22, 2018.
(9)

Consists of 6,838,237 outstanding shares and 3,529,411 shares issuable upon the exercise of warrants. The business address of Boyalife (Hong Kong) Ltd. (Boyalife Hong Kong) is c/o Boyalife Group, Ltd. 800 Jiefang Road East, Wuxi City, China 214002. This information is based on a Form 4 filed with the SEC by Boyalife Hong Kong. Ms. Yishu Li is the sole owner of and has sole management control of Boyalife Hong Kong, and accordingly Ms. Li has sole voting and dispositive power over the shares of Company common stock owned by Boyalife Hong Kong. Ms. Li is the spouse of Dr. Xu, our CEO and a director.

(10)

Consists of 1,976,291 common shares issuable upon the conversion of the Second Amended and Restated Convertible Promissory Note payable by the Company to Boyalife Asset Holding II, Inc. If Proposal 3 is approved by the stockholders, the number of shares issuable upon conversion of such note will increase. All of the shares held by Boyalife Asset Holding II, Inc. are held by Boyalife Group, Inc. As sole owner of Boyalife Group, Inc., and as sole officer and director of both Boyalife Asset Holding II, Inc. and Boyalife Group, Inc., Dr. Xu and Boyalife Group, Inc. have shared voting and dispositive power over the shares held by Boyalife Asset Holding II, Inc.

Employment Agreements

Dr. Xiaochun (Chris) Xu. Dr. Xu has an employment agreement with the Company that provides that Dr. Xu is entitled to a base salary of $460,000 per annum and that Dr. Xu will devote at least of a majority of his full working time and efforts to the affairs of the Company. Dr. Xu is eligible to receive a performance bonus equal to a percentage of his base salary based on performance against annual objectives at the discretion of the Board (STI award). The target percentage is 60%, but the actual percentage as determined by the Board may range from 0% to higher than 100% of his base salary. Either of Dr. Xu or the Company may terminate the employment agreement at any time and for any reason. In the event that Dr. Xu’s employment is terminated by the Company without “Cause” or he resigns for “Good Reason” (each as defined in the employment agreement), he will be entitled to receive a sum equal to eighteen months of base salary in effect as of the termination date, a lump sum cash payment equal to one and a half times the most recently established and earned annual STI Award, all options to acquire Company common stock shall become vested as of the termination date, and the Company shall pay up to eighteen months of COBRA premiums. If Dr. Xu’s employment is terminated by the Company without Cause or he resigns for Good Reason, in each case, within three months prior to or eighteen months following certain changes in control of the Company, he will be entitled to receive a lump sum cash payment equal to thirty-six months of the base salary in effect as of the termination date, a lump sum cash payment equal to three times the most recently established and earned annual STI Award, all options to acquire Company common stock shall become vested as of the termination date, and the Company shall pay up to twenty four months of COBRA premiums.

Ms. Vivian Liu. Ms. Liu has an employment agreement under which she serves as COO, and she receives a base salary of $255,000 per annum, and has the potential to receive up to 50% of her salary in annual bonus. In the event that Ms. Liu’s employment is terminated by the Company without “Cause” or she resigns for Good Reason (each as defined in her employment agreement), she will be entitled to receive nine months of base salary in effect as of the termination date and six months of accelerated vesting on all outstanding options to acquire the Company’s common stock and restricted common stock awards. If Ms. Liu’s employment is terminated by the Company without Cause or she resigns for Good Reason, in each case, within three months prior to or one year following certain changes in control of the Company, she will be entitled to receive a lump-sum cash payment equal to twelve months of base salary in effect as of the termination date, a lump-sum cash payment equal to her most recently established annual short-term incentive target award, full acceleration of vesting on all outstanding options to acquire the Company’s common stock and restricted common stock awards and 12 months of COBRA premiums.

Mr. Jeff Cauble. The Company does not have an employment agreement with Mr. Cauble.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth certain information regarding the compensation paid to our Named Executive Officers (NEOs) for the fiscal years ended June 30, 2016 and 2017 and the six month Transition Period ended December 31, 2017:

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Comp ($)		All Other Comp ($)		Total ($)
Chris Xu, Ph.D.(7)	2017TP	216,000		--		--	706,000	--		26,000	(2)	948,000
Chief Executive Officer (as of 11/3/16)	2017	263,000		--		--	104,000	--		--		367,000
Vivian Liu(7)	2017TP	128,000		--		--	589,00	--		26,000	(2)	743,000
Chief Operating Officer (as of 2/15/17)	2017	86,000		--		72,000	52,000	--		--		210,000
Jeff Cauble	2017TP	80,000		26,000	(3)	--	--	--		--		106,000
Principal Financial & Accounting Officer	2017	143,000	(4)	6,000		46,000	8,000	--		--		203,000
(as of 3/10/17)	2016	126,000	(5)	11,000		6,000	9,000	11,000	(6)	--		163,000

(1)

The amounts reported are the aggregate grant date fair value of the awards computed in accordance with ASC 718. See Note 10 of notes to Financial Statements for the assumptions used in determining such amounts.

(2)	Represents grant date calculated value of ThermoGenesis options awarded on December 29, 2017.
(3)	Represents amounts earned under the Company’s 2017 short-term incentive program.
(4)	Includes payments through March 9, 2017 when Mr. Cauble was Director of Finance.
(5)	Represents payments when Mr. Cauble was Director of Finance.
(6)	Represents amounts earned under the Company’s 2016 short-term incentive program. Mr. Cauble received 2,856 shares on July 7, 2016 and $3,000 cash in September 2016 as payment.
(7)	Dr. Xu and Ms. Liu were not employed by the Company during the fiscal year ended June 30, 2016.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information about outstanding option and stock awards held by the NEOs as of December 31, 2017. The grant date fair value of the awards granted during the six months ended December 31, 2017 and the years ended June 30, 2017 and 2016 is disclosed in the Summary Compensation Table.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Chris Xu, Ph.D.	1,250	--	4.20	3/9/23
	1,250	--	$2.86	7/1/23
	50,000	--	$2.91	12/14/23
	--	300,000(1)	$3.00	12/29/27
	30,000(2)	--	$1.50	12/29/27
Vivian Liu	1,250	--	$2.84	11/03/23
	25,000	--	$2.89	2/24/24
		250,000(3)	$3.00	12/29/27
	30,000(2)	--	$1.50	12/29/17
Jeff Cauble	188	--	$27.40	7/1/18
	834	416(4)	$12.60	9/10/22
	1,333	2,667(5)	$2.86	7/7/23
					416(6)	1,000
(1)	Vests in equal installments on December 31, 2018, 2019, 2020, 2021 and 2022.
(2)	Represents ThermoGenesis options. Vests in equal installments on December 29, 2018, 2019, 2020, 2021 and 2022.
(3)	Vests in equal installments on December 29, 2018, 2019, 2020, 2021 and 2022.
(4)	Vests in equal installments on March 10, 2018 and September 10, 2018.
(5)	Vests in equal installments on January 7, 2018, July 7, 2018, January 7, 2019 and July 7, 2019.
(6)	Vests on May 5, 2018.

Potential Payments upon Termination or Change in Control

Dr. Xu and Ms. Liu have certain change of control rights under their employment agreements as described above. The Compensation Committee considers these rights, on a case by case basis, to provide Named Executive Officers with the ability to make appropriate, informed decisions on strategy and direction of the Company that may adversely impact their particular positions, but nevertheless are appropriate for the Company and its stockholders. Our Compensation Committee believes that the Company should provide reasonable severance benefits to certain of its executive officers, recognizing that it may be difficult for such officers to find comparable employment within a short period of time and that severance arrangements may be necessary to attract highly qualified officers in a competitive hiring environment.

The following table describes the potential payments upon a hypothetical termination without cause, resignation for good reason or due to a change in control of the Company on December 31, 2017 for the NEOs. The actual amounts that may be paid upon an executive’s termination of employment can only be determined at the actual time of such termination.

Termination Without Cause or Resignation for Good Reason
Name	Salary ($)		Incentive Compensation		Estimated Value of Accelerated Stock Options and Restricted Stock Awards(1) ($)	Health Benefits ($)	Total ($)
Chris Xu, Ph.D.	690,000	(2)	414,000	(2)	--	36,000	1,140,000
Vivian Liu	191,000	(3)	--		--	--	191,000
Jeff Cauble	--		--		--	--	--
Termination Following a Change of Control
Chris Xu, Ph.D.	1,380,000	(2)	828,000	(2)	--	48,000	2,256,000
Vivian Liu	255,000	(2)	43,000	(2)	--	21,000	319,000
Jeff Cauble	--		--		--	--	--

__________

(1)

For purposes of this calculation, we used the closing price of our common stock on December 31, 2017 which was $3.00. The estimated value of accelerated vesting for outstanding stock options is $0 for all options in which the exercise price exceeded the closing price of our common stock as of December 31, 2017.

(2)	Payable in a lump-sum payment.
(3)	Payable in biweekly installments over nine months.

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO THE 2016 EQUITY INCENTIVE PLAN

We are proposing that our stockholders approve an amendment (the “Plan Amendment”) to our 2016 Equity Incentive Plan (as previously amended before the Plan Amendment, the “Plan”) in order to:

●	increase by 725,000 shares (to 1,325,000) the number of authorized shares of common stock available for issuance pursuant to awards under the Plan;

●

increase by 185,000 shares (to 400,000 shares) the aggregate maximum number of shares of common stock that a Plan participant may be granted under the Plan in any calendar year pursuant to stock options, stock appreciation rights, or share-denominated performance awards;

●

increase by 6,500 shares (to 20,000 shares) the aggregate maximum number of shares that may be granted under the Plan to any non-employee director of the Company in any calendar year, excluding awards under the Plan made in lieu of cash fees; and

●

increase to 1,325,000 shares the aggregate maximum number of shares of common stock that may be issued under the Plan as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended.

Our Board believes that the Plan is a vital component of our compensation programs, since it allows us the ability to compensate our employees, consultants and non-employee directors whose contributions are important to our success by offering them the opportunity to participate in our future performance, while at the same time providing an incentive to build long-term stockholder value. We operate in a competitive market and new hire grants are essential in helping us attract talented individuals. Likewise, annual grants are essential in helping us retain and motivate our most valuable employees. Both new hire grants and annual grants help keep employees’ interests aligned with the interests of our stockholders.

In view of the foregoing and for the reasons described below, on November 13, 2017, the Board approved the Plan Amendment, provided that the Plan Amendment is subject to approval by our stockholders and will be null and void if not approved by our stockholders prior to November 13, 2018. Therefore, our Board and management, recommend that stockholders approve the Plan Amendment. If our stockholders do not approve the Plan Amendment, the Plan will remain in effect but without the changes provided in the Plan Amendment, and stock options granted subsequent to the date of the approval of the Plan Amendment, to the extent in excess of the number of shares previously authorized for issuance under the Plan, will terminate and be deemed cancelled and void.

A copy of the Plan Amendment is attached to this Proxy Statement as Annex A-1.

Background of the Plan and Plan Amendment; Dilutive Impact

On May 5, 2017, our stockholders approved the Plan originally with 600,000 authorized shares. The purpose of the Plan is to promote our interests and our stockholders’ interests by aiding us in attracting and retaining employees, officers, consultants, advisors and non-employee directors capable of assuring the future success of our Company, to offer such persons incentives to put forth maximum efforts for the success of our business, and to compensate such persons through various stock-based arrangements and provide them with opportunities for stock ownership in our Company, thereby aligning the interests of such persons with our stockholders.

Before giving effect to the Plan Amendment and awards granted under the Plan Amendment, as of March 31, 2018, there were 487,775 shares of common stock subject to outstanding awards under the Plan, with all such awards being in the form of stock options. Before giving effect to the Plan Amendment, 36,892 shares of our common stock remained available for grants under the Plan. The Board believes that this share reserve amount is insufficient to meet the future incentive needs of the Company and that the share reserve amount under the Plan should be increased to 1,325,000 shares in the aggregate.

In addition, before giving effect to the Plan Amendment, the aggregate maximum number of shares of common stock that a Plan participant could be granted under the Plan in any calendar year pursuant to stock options, stock appreciation rights, or share-denominated performance awards was limited to 215,000 shares. This limitation (the “162(m) Sub-Limit”) was established for purposes of complying with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which is described below. Also, before giving effect to the Plan Amendment, the aggregate annual limit on grants to non-employee directors was limited to 13,500 shares (the “Non-Employee Director Sub-Limit”). Finally, before giving effect to the Plan Amendment, the aggregate maximum number of shares of common stock that could be issued under the Plan as incentive stock options under Section 422 of the Code was limited to 1,000,000 shares (the “ISO Sub-Limit”), which was inadvertently in excess of the aggregate reserve under the Plan. The Board believes that, in view of changes in the value of the Company’s common stock since the date of original adoption of the Plan and changes in the number of shares outstanding, as well as other changes in the Company’s business strategy and operations, the foregoing sub-limits are insufficient to meet the future incentive needs of the Company and should be increased to provide the Board with sufficient flexibility to recruit and retain employees, and the ISO Sub-Limit should be modified to be equal to the total number of shares reserved for issuance under the Plan.

The Board firmly believes that the approval of the Plan Amendment to increase the share reserve under the Plan and to increase the 162(m) Sub-Limit, Non-Employee Director Sub-Limit, and ISO Sub-Limit is essential to build and grow our business. The Board believes that equity awards in meaningful amounts motivate high levels of performance, align the interests of our employees and stockholders by giving employees the perspective of an owner with an equity stake in the Company, and provide an effective means of recognizing employee contributions to the success of the Company. The Board believes that equity awards are a competitive necessity in the environment in which we operate and are essential to our continued success at recruiting and retaining the highly qualified technical and other key personnel who will help the Company meet its goals, as well as rewarding and encouraging current employees. The Board believes that the ability to continue to grant meaningful equity awards will be important to our future success. In setting the new amount of shares authorized under the Plan and the new sub-limits under the Plan (as set forth in the Plan Amendment), the Board considered, among other factors, the historical amounts of equity awards granted by the Company, the potential future grants over the next several years, and the recommendations by the Company’s CEO for other named executive officers.

Based solely on the closing price of our common stock as reported on the NASDAQ Capital Market on March 31, 2018, the maximum aggregate market value of the 725,000 additional shares that could potentially be issued under the Plan Amendment is approximately $1.5 million. However, the dilutive impact to stockholders would be less than this amount if non-full value awards (such as options or stock appreciation rights) are granted under the Plan Amendment, and the Board expects that most awards grated under the Plan Amendment will, in fact, likely be non-full value awards. Such calculation assumes that all 725,000 additional shares were issued as options or other non-full value awards. Also, to reduce the dilutive impact of our equity award grants on our stockholders’ interests, we actively administer our equity grant program to make use of our resources as effectively as possible.  Equity awards are generally limited to (1) those positions deemed critical to our future success, (2) individuals whose personal performance makes them highly valuable to us, and (3) essential new hires.

A summary of the material terms of the Plan, as amended by the Plan Amendment, is included below. The summary is entirely qualified by reference to the Plan as amended and restated to include the provisions of the Plan Amendment, which amendment and restatement is attached to this Proxy Statement as Annex A-2 (the “Amended Plan”). Stockholders are urged to carefully read the provisions of the Amended Plan.

Summary of the Amended Plan

Administration

The Compensation Committee administers the Plan and has full power and authority to determine when and to whom awards will be granted, and the type, amount and other terms and conditions of each award, consistent with the provisions of the Plan. Subject to the provisions of the Plan, the Compensation Committee may amend the terms of, or accelerate the exercisability of, an outstanding award. The Compensation Committee has authority to interpret the Plan and establish rules and regulations for the administration of the Plan.

The Compensation Committee may delegate its powers under the Plan to one or more officers or directors, except that such delegated officers will not be permitted to grant awards to any officers or Affiliate who are subject to Section 16 of the Exchange Act or in a manner as would cause the Plan not to comply with Section 162(m) of the Code, applicable exchange rules or applicable corporate law.

Eligibility

Any employee, officer, non-employee director, consultant, independent contractor or advisor providing services to the Company or an affiliate, or any person to whom an offer of employment has been made, and who is selected by the Compensation Committee to participate, is eligible to receive an award under the Plan.

Shares Available for Awards

Currently, the aggregate number of shares that may be issued under all stock-based awards made under the Plan is 600,000 common shares. If the Plan Amendment is approved by the stockholders, 1,325,000 shares will be approved.  In addition, for stock options and stock appreciation rights (SARs), the aggregate number of shares with respect to which such awards are exercised, rather than the number of shares actually issued upon exercise, will be counted against the number of shares available for awards under the Plan. If awards under the Plan expire or otherwise terminate without being exercised, the shares of common stock not acquired pursuant to such awards shall again become available for issuance under the Plan. However, under the following circumstances, shares will not again be available for issuance under the Plan: (i) shares unissued due to a “net exercise” of a stock option, (ii) any shares withheld or shares tendered to satisfy tax withholding obligations with respect to a stock option, restricted stock unit or SAR, (iii) shares covered by a SAR that is not settled in shares upon exercise and (iv) shares repurchased using stock option exercise proceeds.  In addition, awards that do not entitle the recipient to receive or purchase shares shall not be counted against the number of shares available for issuance under the Plan.

Certain awards under the Plan are subject to limitations. No person may be granted stock options, stock appreciation rights, or share-denominated performance awards under the Plan for more than 400,000 shares of our common stock in any calendar year (with this limit being 215,000 shares prior to the Plan Amendment).  The maximum amount payable to a participant within any taxable year under all performance awards denominated in cash may not exceed $6,000,000.  Non-employee directors may not be granted awards in any calendar year of more than 20,000 shares (13,500 shares prior to the Plan Amendment).

The Compensation Committee will adjust (i) the number of shares available under the Plan, (ii) the number and type of shares subject to outstanding awards and (iii) the share limits described above in the case of a dividend (other than a regular cash dividend), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-off, repurchase or exchange of shares, or other similar corporate transaction where such an adjustment is necessary to prevent dilution or enlargement of the benefits available under the Plan. Any adjustment determination made by the Compensation Committee or the Board shall be final, binding and conclusive.

Type of Awards and Terms and Conditions

 The Plan provides that the Compensation Committee may grant awards to eligible participants in any of the following forms, subject to such terms, conditions and provisions as the Compensation Committee may determine to be necessary or desirable:

●	stock options, including both incentive stock options (ISOs) and non-qualified stock options (together with ISOs, “options”);
●	stock appreciation rights;
●	restricted stock;
●	restricted stock units;
●	performance awards;
●	dividend equivalents; and
●	other stock-based awards.

Options and SARs

The holder of an option is entitled to purchase a number of shares of our common stock at a specified exercise price during a specified time period, all as determined by the Compensation Committee. The holder of a SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date) of a specified number of shares of our common stock over the grant price of the SAR.

Exercise Price. The Compensation Committee has the discretion to determine the exercise price and other terms of options and SARs, except that the exercise price will in no event be less than 100% of the fair market value per share of our common stock underlying the award on the date of grant, unless such option or SAR is granted in substitution for an option or SAR previously granted by a merged or acquired entity. Without the approval of stockholders, we will not amend or replace previously granted options or SARs in a transaction that constitutes a “repricing” as discussed in the Plan.

Vesting. The Compensation Committee has the discretion to determine when and under what circumstances an option or SAR will vest.

Exercise. The Compensation Committee has the discretion to determine the method or methods by which an option or SAR may be exercised, which methods may include a net exercise. The Compensation Committee is not authorized under the Plan to accept a promissory note as consideration.

Expiration. Options and SARs will expire at such time as the Compensation Committee determines; provided, however, that no option or SAR may be exercised more than ten years from the date of grant, except that, in the case of an ISO held by a 10% stockholder, the option may not be exercised more than five years from the date of grant.

Special Limitations on ISOs. In the case of a grant of an option intended to qualify as an ISO, no such option may be granted to a participant who owns, at the time of the grant, stock representing more than 10% of the total combined voting power of all classes of our stock or our subsidiaries unless the exercise price per share of our common stock subject to such ISO is at least 110% of the fair market value per share of our common stock on the date of grant, and such ISO award is not exercisable more than five years after its date of grant.

Restricted Stock and Restricted Stock Units

The holder of restricted stock will own shares of our common stock subject to restrictions imposed by the Compensation Committee for a specified time period determined by the Compensation Committee. The holder of restricted stock units will have the right, subject to restrictions imposed by the Compensation Committee, to receive shares of our common stock at some future date determined by the Compensation Committee. The grant, issuance, retention, vesting and/or settlement of restricted stock and restricted stock units will occur at such times and in such installments as determined by the Compensation Committee. The Compensation Committee will have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of restricted stock and restricted stock units subject to continued employment, passage of time and/or such performance conditions as are deemed appropriate by the Compensation Committee.  Unless otherwise specified by the Compensation Committee, upon a participant ceasing to provide service as an employee or a non-employee director, all unvested shares of restricted stock and restricted stock units shall be forfeited and reacquired by us.

Dividend Equivalents

The holder of a dividend equivalent will be entitled to receive payments (in cash, shares of our common stock, other securities or other property) equivalent to the amount of cash dividends paid by us to our stockholders, with respect to the number of shares determined by the Compensation Committee. Dividend equivalents will be subject to other terms and conditions determined by the Compensation Committee, but the Compensation Committee may not (i) grant dividend equivalents in connection with options or SARs or (ii) pay a dividend equivalent with respect to an award prior to the date on which all performance-based conditions or restrictions on such award have been satisfied, waived or lapsed.

Performance Awards

Option and SAR awards under the Plan qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code (Section 162(m)). In addition, the Compensation Committee may grant performance awards denominated or payable in cash, shares (including restricted stock and restricted stock unit awards), other securities, other awards or other property under the Plan that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) (performance awards). A performance award will be conditioned solely upon the achievement of one or more objective performance goals established by the Compensation Committee in compliance with Section 162(m). The Compensation Committee must determine the length of the performance period, establish the performance goals for the performance period, and determine the amounts of the performance awards for each participant no later than 90 days after the beginning of each performance period according to the requirements of Section 162(m).

Performance goals must be based solely on one or more of the following, either individually, alternatively or in any combination, applied on a corporate, subsidiary, division, business unit or line of business basis: economic value added (EVA); sales or revenue; costs or expenses; net profit after tax; gross profit; income; cash flow; earnings; earnings per share (EPS); earnings per share from continuing operations; returns; margins; ratios; budget comparisons; unit volume; stock price; net working capital; value creation; market share; market capitalization; workforce satisfaction and diversity goals; employee retention; production metrics; development milestones for clinical therapies; development; implementation or completion of key projects; or strategic plan development and implementation. Such goals may reflect absolute results of individual performance or organizational performance at various levels.  When establishing performance criteria, the Compensation Committee may allow the exclusion of charges related to an event or occurrence that the Compensation Committee determines should properly be excluded.

Under the Plan, following the close of each performance period, the Compensation Committee is required to certify that the applicable performance goals have been met prior to payment of any performance awards to participants.

Other Stock-Based Awards

The Compensation Committee is also authorized to grant other types of awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of our common stock, subject to terms and conditions determined by the Compensation Committee and the limitations in the Plan. No other stock-based awards shall contain a purchase right or option-like exercise feature.

Duration, Termination and Amendment

The Plan has a term of ten years expiring on July 7, 2026, unless terminated earlier by the Board. The Board may at any time and from time to time and in any respect amend or modify the Plan. The Board shall require the approval of the stockholders of any amendment or modification of the Plan that would:  (i) be required under the rules or regulations of the Securities and Exchange Commission or NASDAQ, (ii) increase the number of shares authorized under the Plan, (iii) increase the annual participant share limits or annual cash award limits, (iv) permit a repricing of options or SARs, (v) permit the award of options or SARs with an exercise price less than 100% of the fair market value of a share on the date of grant, or (vi) increase the maximum term of options or SARs. No amendment or modification of the Plan may be made that would adversely affect any outstanding award without the consent of the participant or the current holder of the award.

Effect of Corporate Transaction

Awards under the Plan are generally subject to special provisions upon the occurrence of any reorganization, merger, consolidation, split-up, spin-off, combination, plan of arrangement, take-over bid or tender offer, repurchase or exchange of shares, or any other similar corporate transaction with respect to us. In the event of such a corporate transaction, the Compensation Committee or the Board may provide for one or more of the following to occur upon the occurrence of the event (or immediately prior to such event, provided the event is consummated):

●

termination of any award, whether vested or not, in exchange for an amount of cash and/or other property equal to the amount that would have been received upon exercise of the award or the realization of the participant’s rights under the award. Awards may be terminated without payment if the Compensation Committee or Board determines that no amount is realizable under the award as of the time of the transaction;

●	replacement of any award with other rights or property selected by the Compensation Committee or the Board;
●	the assumption of any award by the successor entity (or its parent or subsidiary or the arrangement for substitution for similar awards covering the stock of such successor entity;
●	acceleration of the exercisability or vesting of any award, notwithstanding the language in the participant’s award agreement; or
●	require that the award cannot vest, be exercised or become payable until after a future date, which may be the effective date of the corporate transaction.

Clawback or Recoupment

All awards under the Plan will be subject to forfeiture or other penalties pursuant to any clawback policy we may adopt or amend from time to time, as determined by the Compensation Committee or any applicable law, rule or regulation.

Income Tax Withholding

In order to comply with all applicable income tax laws and regulations, we may take appropriate action to ensure that all applicable taxes, which are the sole responsibility of the participant, are withheld or collected.  The Compensation Committee may allow the participant to satisfy any tax obligation by (a) electing to have a portion of the shares withheld that otherwise would be delivered upon exercise, receipt or the lapse of restrictions with respect to the award, or (b) electing to deliver to us shares of the Company other than shares received pursuant to the award with a fair market value equal to the amount of the tax obligation.

Limited Transferability of Awards

Except as otherwise provided by the Compensation Committee, no award or other right or interest of a participant under the Plan (other than fully vested and unrestricted shares issued pursuant to an award) shall be transferable by a participant other than by will or by the laws of descent and distribution, and no right or award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance shall be void and unenforceable. If a transfer is allowed by the Compensation Committee (other than for fully vested and unrestricted shares), the transfer will be for no value and shall comply with the Form S-8 rules. The Compensation Committee may establish procedures to allow a named beneficiary to exercise the rights of the participant and receive any property distributable with respect to any award upon the participant’s death.

Certain Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences generally applicable to awards under the Plan.

Grant of Options and SARs.  The grant of a stock option (either an incentive stock option or a non-qualified stock option) or SAR is not expected to result in any taxable income for the recipient.

Exercise of Incentive Stock Options.  Upon the exercise of an incentive stock option, no taxable income is realized by the optionee for purposes of regular federal income tax.  However, the optionee may be required to recognize income for purposes of the alternative minimum tax (AMT).  If stock is issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to such optionee, then (1) upon the sale of such shares, any amount realized in excess of the option price will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (2) the Company will not be entitled to a deduction for federal income tax purposes.

If the stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of either holding period described above, generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the option price paid for such shares, and (2) the Company will be entitled to deduct such amount for federal income tax purposes if the amount represents an ordinary and necessary business expense.  Any further gain (or loss) realized by the optionee will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the Company.

Exercise of Non-Qualified Stock Options and SARs.  Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of common stock acquired on the date of exercise over the exercise price, and the Company generally will be entitled at that time to an income tax deduction for the same amount.  Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of common stock received are taxable to the recipient as ordinary income and generally are deductible by the Company.

The tax consequence upon a disposition of shares acquired through the exercise of a non-qualified stock option or SAR will depend on how long the shares have been held.  Generally, there will be no tax consequence to the Company in connection with the disposition of shares acquired under a non-qualified stock option or SAR.

Restricted Stock.  Recipients of grants of restricted stock generally will be required to include as taxable ordinary income the fair market value of the restricted stock at the time it is no longer subject to a substantial risk of forfeiture.  However, an award holder who makes an 83(b) election within 30 days of the date of grant of the restricted stock will incur taxable ordinary income on the date of grant equal to the fair market value of such shares of restricted stock (determined without regard to forfeiture restrictions).  With respect to the sale of shares after the forfeiture restrictions have expired, the holding period to determine whether the award recipient has long-term or short-term capital gain or loss generally begins when the restrictions expire, and the tax basis for such shares will generally be based on the fair market value of the shares on that date.  However, if the award holder made an 83(b) election as described above, the holding period commences on the date of such election, and the tax basis will be equal to the fair market value of the shares on the date of the election (determined without regard to the forfeiture restrictions on the shares).  Dividends, if any, that are paid or accrued while the restricted stock is subject to a substantial risk of forfeiture will also be taxed as ordinary income.  The Company will be entitled to an income tax deduction equal to amounts the award holder includes in ordinary income at the time of such income inclusion.

Restricted Stock Units, Performance Awards and Dividend Equivalents.  Recipients of grants of restricted stock units, performance awards or dividend equivalents (collectively, “deferred awards”) will not incur any federal income tax liability at the time the deferred awards are granted.  Deferred award holders will recognize ordinary income equal to (a) the amount of cash received under the terms of the deferred award or, as applicable, (b) the fair market value of the shares received (determined as of the date of receipt) under the terms of the deferred award.  Dividend equivalents received with respect to any deferred award will also be taxed as ordinary income.  Cash or shares to be received pursuant to a deferred award generally become payable when applicable forfeiture restrictions lapse; provided, however, that, if the terms of the deferred award so provide, payment may be delayed until a later date to the extent permitted under applicable tax laws.  The Company will be entitled to an income tax deduction for any amounts included by the deferred award holder as ordinary income.  For deferred awards that are payable in shares, the participant’s tax basis in the shares received pursuant thereto will be equal to the fair market value of the shares at the time the shares become payable.  Upon the sale of the shares, appreciation (or depreciation) after the shares are paid is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Income Tax Deduction.  Subject to the usual rules concerning reasonable compensation, including our obligation to withhold or otherwise collect certain income and payroll taxes, and assuming that, as expected, stock options, SARs and other performance awards paid under the Plan are “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, our Company generally will be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the Plan.   Section 162(m) of the Code generally limits to $1,000,000 the amount that a publicly-held corporation is allowed each year to deduct for the compensation paid to each of the corporation’s chief executive officer and the corporation’s other three most highly compensated executive officers (excluding the chief financial officer). However, “qualified performance-based compensation” is not subject to the $1,000,000 deduction limit.  In general, to qualify as performance-based compensation, the following requirements need to be satisfied: (1) payments must be computed on the basis of an objective, performance-based compensation standard determined by a committee consisting solely of two or more “outside directors,” (2) the material terms under which the compensation is to be paid, including the business criteria upon which the performance goals are based, and a limit on the maximum bonus amount which may be paid to any participant pursuant to any performance period, must be approved by a majority of the corporation’s shareholders and (3) the committee must certify that the applicable performance goals were satisfied before payment of any performance-based compensation.

Delivery of Shares for Tax Obligation.  Under the Plan, the Committee may permit participants receiving or exercising awards, subject to the discretion of the Committee and upon such terms and conditions as it may impose, to deliver shares of common stock (either shares received upon the receipt or exercise of the award or shares previously owned by the participant) to the Company to satisfy federal and state tax obligations.

Section 409A of the Internal Revenue Code.  The Compensation Committee will administer and interpret the Plan and all award agreements in a manner consistent with the intent to satisfy the requirements of Section 409A of the Code to avoid any adverse tax results thereunder to a holder of an award.  If any provision of the Plan or any award agreement would result in such adverse consequences, the Committee may amend that provision or take other necessary action to avoid any adverse tax results, and no such action will be deemed to impair or otherwise adversely affect the rights of any holder of an award under the Plan.

Special Rules for Executive Officers and Directors Subject to Section 16 of the Exchange Act.  Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, shares received through exercise or payout of a non-qualified option, an incentive stock option (for purposes of the AMT only), a SAR or a restricted stock unit, and any shares of restricted stock that vest, may be treated as restricted property for purposes of Section 83 of the Code if the recipient has had a non-exempt acquisition of shares of Company stock within the six months prior to the exercise, payout or vesting. Accordingly, the amount of any ordinary income recognized and the amount of the Company’s income tax deduction will be determined as of the end of that period unless a special election is made by the recipient pursuant to Section 83(b) of the Code to recognize income as of the date the shares are received.

New Plan Benefits

The option grants described in the table below have been previously made with respect to the additional shares to be reserved for issuance under the Plan Amendment, provided that such options will not vest and will not be exercisable unless the Plan Amendment is approved by the Company’s stockholders on or before November 13, 2018. If stockholder approval of the Plan Amendment does not occur prior to November 13, 2018, the below-described grants will automatically terminate and be deemed cancelled and void. The following table provides information with respect to the number of shares underlying awards granted to our executive officers and directors who are not executive officers, under the Plan following approval of the Plan Amendment.

Name and Position	Number of Stock Options
Chris Xu, CEO	300,000
Vivian Liu, COO	250,000
Executive Group	550,000	(1)
Non-Employee Director Group (4 persons)	80,000
(1)	Although a portion of these shares were available prior to giving effect to the Plan Amendment, these shares will be null and void if the Plan is not approved.

Aside from the grants described in the table above, the number of shares that may be granted to our Chief Executive Officer, executive officers, non-employee directors, and non-executive officers under the Amended Plan in the future is not determinable at this time, as such grants are subject to the discretion of the Compensation Committee or the Board.

RECOMMENDATION OF THE BOARD

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” APPROVAL OF THE PLAN AMENDMENT.

EQUITY COMPENSATION PLANS

The following table provides information for all of the Company’s equity compensation plans in effect as of December 31, 2017.

Plan Category	Number of securities to be issued upon exercise of outstanding options and restricted stock (a)	Weighted-average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (c)
Equity compensation plans approved by security holders	634,047	$4.67	2,444
Equity compensation plans not approved by security holders(1)	522,396	$3.00	202,604
Total	1,156,443		205,048

(1) On November 13, 2017, the Board approved and adopted an amendment to the 2016 Equity Incentive Plan to increase the number of shares that may be issued by 725,000 shares. The amendment will be null and void if not approved by the Company’s stockholders prior to November 13, 2018.

On December 29, 2017, the Board of Directors of ThermoGenesis Corp., a majority owned subsidiary of the Company (ThermoGenesis), adopted the ThermoGenesis Corp. 2017 Equity Incentive Plan (the “ThermoGenesis Plan”) and on the same day granted options to purchase an aggregate of 280,000 shares of ThermoGenesis common stock to employees, directors, consultants, and advisors of ThermoGenesis. The ThermoGenesis Plan was unanimously approved by the ThermoGenesis stockholders (including the Company) on December 29, 2017.  The ThermoGenesis Plan authorizes the issuance of up to 1,000,000 shares of ThermoGenesis common stock, all of which may be issued as incentive stock options under Section 422 of the Code. The ThermoGenesis Plan is administered by the Compensation Committee of the ThermoGenesis Board of Directors, except that if such a committee is not appointed, the plan will be administered by the ThermoGenesis Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

For the six months ended December 31, 2017 and the fiscal years ended June 30, 2017 and 2016, the following related party transactions are reportable under Item 404 of Regulation S-K.

Revolving Credit Agreement

On March 6, 2017, Cesca entered into a Revolving Credit Agreement with Boyalife Investment Fund II, Inc. (the “Lender”). The Lender was a wholly owned subsidiary of Boyalife Group Inc. and has since merged into Boyalife Asset Holding II, Inc., another subsidiary of Boyalife Group Inc. Boyalife Group Inc. is owned and controlled by the Company’s Chief Executive Officer and Chairman of the Board of Directors. The Credit Agreement granted to the Company the right to borrow up to $5,000,000 (the “Loan”) at any time prior to March 6, 2022 (the “Maturity Date”).

On September 13, 2017, the Company entered into Amendment No. 1 to the Credit Agreement (the “Amended Credit Agreement”). The Amended Credit Agreement amended the Credit Agreement by increasing the Company’s maximum borrowing availability thereunder from $5,000,000 to $10,000,000. In connection with such amendment, the Company and Lender entered into a First Amended and Restated Convertible Promissory Note (the “Note”) to reflect the new aggregate maximum principal amount of $10,000,000. The Company has drawn down a total of $6,700,000 under the Loan as of December 31, 2017.

The Amended Credit Agreement and the Note, which were further amended on April 16, 2018 as described in “Proposal 3” below, provide that the principal and all accrued and unpaid interest under the Loan will be due and payable on the Maturity Date, with payments of interest-only due on the last day of each calendar year (provided that the April 2018 amendment provides for deferral of the first interest payment by one year). The Loan bears interest at 22% per annum, simple interest, except that certain borrowed amounts used to pay legal expenses under the bill payment arrangement will not bear interest. As of December 31, 2017, the Company had $657,000 of interest accrued and payable, which has not yet been paid. The Company has five business days after the Lender demands payment to pay the interest due before the Loan is considered in default.

The Note can be prepaid in whole or in part by the Company at any time without penalty. If the Note is not repaid in full on or before the Maturity Date, the Lender has the right after the Maturity Date to convert any unpaid principal and accrued interest into shares of the Company’s common stock at a conversion price equal to 90% of the average daily volume-weighted average trading price of the Company’s common stock during the 10 trading days immediately prior to the Maturity Date, provided that the number of shares issuable upon such conversion may not exceed 19.99% of the number of outstanding shares of common stock of the Company on the date of the Credit Agreement (unless the Company obtains stockholder approval for such issuance in the manner required by the Marketplace Rules of the NASDAQ Stock Market, Inc.).  In April 2018, the Note was amended to provide for a new optional conversion right, as described in “Proposal 3” below.

The Maturity Date of the Note is subject to acceleration at the option of the Lender upon customary events of default, which include a breach of the Loan documents, termination of operations, or bankruptcy. The Lender’s obligation to make advances under the Loan is subject to the Company’s representations and warranties in the Amended Credit Agreement continuing to be true at all times and there being no continuing event of default under the Note.

The Company recorded interest expense of $535,000 for the six months ended December 31, 2017 under this loan and $122,000 for the year ended June 30, 2017.

Distributor Agreement

On August 21, 2017, our majority owned ThermoGenesis subsidiary entered into an International Distributor Agreement with Boyalife W.S.N. Under the terms of the agreement, Boyalife W.S.N. was granted the exclusive right, subject to existing distributors and customers (if any), to develop, sell to, and service a customer base for the ThermoGenesis’ AXP (AutoXpress) System and BioArchive System in the People’s Republic of China (excluding Hong Kong and Taiwan), Singapore, Indonesia, and the Philippines (the “Territories”). Boyalife W.S.N. is an affiliate of our Chief Executive Officer and Chairman of our Board of Directors, and Boyalife (Hong Kong) Limited, our largest stockholder. Boyalife W.S.N.’s rights under the agreement include the exclusive right to distribute AXP Disposable Blood Processing Sets and use rights to the AXP (AutoXpress) System, BioArchive System and other accessories used for the processing of stem cells from cord blood in the Territories. Boyalife W.S.N. is also appointed as the exclusive service provider to provide repairs and preventative maintenance to ThermoGenesis products in the Territories.

The term of the agreement is for three years with ThermoGenesis having the right to renew the agreement for successive two-year periods at its option. However, ThermoGenesis has the right to terminate the agreement early if Boyalife W.S.N. fails to meet specified minimum purchase requirements.

Revenues

During the six months ended December 31, 2017, the Company recorded $1,679,000 of revenues from Boyalife W.S.N. and had an accounts receivable balance from Boyalife W.S.N. of $862,000 at December 31, 2017. During the year ended June 30, 2017, the Company recorded $308,000 of revenues from Boyalife and had an accounts receivable balance of $308,000 at June 30, 2017.

Bill Payment Arrangement

The Company entered into a bill payment arrangement whereby Boyalife Group Ltd. (Payor), an affiliate of the Company’s largest shareholder, agreed to pay the Company’s legal expenses payable to the Company’s attorney related to certain litigation involving SynGen Inc. (the “Bill Payment Arrangement”), although the Company remains jointly and severally liable for the payment of such legal fees. The terms of the Bill Payment Arrangement provided that the Company will reimburse Payor for any and all amounts paid by Payor in connection with the Bill Payment Arrangement under certain specified events. There is no interest payable on the outstanding balance of related party payable. As of December 31, 2017, invoices totaling $606,000 had been paid by Payor and are included in related party payable as the Company anticipates repaying this within a year.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee oversees the financial reporting process for the Company on behalf of the Board. In fulfilling its oversight responsibilities, the Audit Committee (i) reviews the financial statements, (ii) reviews management’s results of testing of the internal controls over the financial reporting process, (iii) reviews and concurs with managements appointment, termination or replacement of the CFO, (iv) consults with and reviews the services provided by the Company’s independent registered public accounting firm and makes recommendations to the Board regarding the selection of the independent registered public accounting firm, and (v) reviews reports received from regulators and other legal and regulatory matters that may have a material effect on the financial statements or related company compliance policies. The Company’s management has primary responsibility for preparing the financial statements and establishing the Company’s financial reporting process and internal control over financial reporting. Company management is also responsible for its assessment of the effectiveness of internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles. Depending on the reporting status of the Company, the independent registered public accounting firm may also be responsible for issuing a report on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibilities include oversight of these processes.

In accordance with Statements on Auditing Standards (SAS) No. 61 (codification of Statements on Auditing Standards, AU§ 380), as adopted by the Public Company Oversight Board in Rule 3200T, the audit committee had discussions with management and the independent registered public accounting firm regarding the acceptability and the quality of the accounting principles used in the reports. These discussions included the clarity of the disclosures made therein, the underlying estimates and assumptions used in the financial reporting, and the reasonableness of the significant judgments and management decisions made in developing the financial statements. In addition, the Audit Committee has discussed with the independent registered public accounting firm their independence from the Company and its management and the independent registered public accounting firm provided the written disclosures and the letter required by the Public Company Accounting Oversight Board (PCAOB) Rule 3526, “Communication with Audit Committees Concerning Independence” and considered the compatibility of non-audit services with the independent registered public accounting firm’s independence.

The Audit Committee has also met and discussed with the Company’s management, and its independent registered public accounting firm, issues related to the overall scope and objectives of the audits conducted, the internal controls used by the Company and the selection of the Company’s independent registered public accounting firm. In addition, the Audit Committee discussed with the independent registered public accounting firm, with and without management present, the specific results of audit investigations and examinations and the independent registered public accounting firm’s judgments regarding any and all of the above issues.

Pursuant to the reviews and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2017 and the six month transition period ended December 31, 2017, for filing with the SEC.

Respectfully submitted, CESCA THERAPEUTICS INC. AUDIT COMMITTEE Mr. Mark Westgate, Chairman Dr. Russell Medford Dr. Joseph Thomis

FEES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table summarizes the fees billed to us by Marcum LLP for the periods indicated below.

Fee Category	2017TP	Fiscal 2017	Fiscal 2016
Audit Fees(1)	$217,000	$294,000	$364,000
Audit-Related Fees	--	--	--
Tax Fees	--	--	--
All Other Fees(2)	--	--	--
Total Fees	$217,000	$294,000	$364,000

(1)

The audit fees consisted of fees for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements and capital market financings.

(2)

All other fees consist of fees for other permissible work performed that does not meet with the above category descriptions. There were no fees for other services by Marcum LLP for the six months ended December 31, 2017 and the fiscal years ended June 30, 2017 and 2016.

The Audit Committee pre-approves all audit and non-audit services to be, and has approved all of the foregoing audit and non-audit services, performed by the independent registered public accounting firm in accordance with the Audit Committee Charter.

PROPOSAL 3

APPROVAL OF THE POTENTIAL ISSUANCE OF IN EXCESS OF 19.99% OF OUR OUTSTANDING COMMON STOCK UPON THE CONVERSION OF OUR CONVERTIBLE DEBT FACILITY

Background and Description of Convertible Debt Facility

You are being asked to consider and vote upon a proposal (the “Share Issuance Proposal”) that provides for the potential issuance of a number of shares of our common stock in excess of 19.99% of our outstanding shares of common stock upon the conversion of a convertible debt facility. On March 6, 2017, we entered into a convertible debt facility (the “Debt Facility”) with Boyalife Investment Fund II, Inc., an Illinois corporation (the “Lender”). The Debt Facility is evidenced by a Revolving Credit Agreement, dated March 6, 2017, between the Company and Lender, which was amended on September 13, 2017, and further amended and restated on April 16, 2018 (as amended and restated, the “Credit Agreement”). The Credit Agreement grants our Company the right to borrow up to $10.0 million from Lender on an unsecured basis at any time prior to March 6, 2022 (the “Maturity Date”). The debt obligation under the Credit Agreement is evidenced by a Second Amended and Restated Convertible Promissory Note, dated April 16, 2018, in the maximum principal amount of $10.0 million (the “Convertible Note”).

The Lender was formed as a wholly owned subsidiary of Boyalife Group Ltd., which is a company owned and controlled by Dr. Xiaochun Xu, the Company’s Chief Executive Officer and Chairman of the Board of Directors. Following the inception of the Debt Facility, Boyalife Investment Fund II, Inc. was merged into an affiliated company, Boyalife Asset Holding II, Inc., which has since become the “Lender” under the Debt Facility. The Lender is also an affiliate of Boyalife (Hong Kong) Limited, our largest stockholder (Boyalife HK), which is owned and controlled by Dr. Xu’s spouse.

The Credit Agreement provides that the principal and all accrued and unpaid interest under the Debt Facility will be due and payable on the Maturity Date. The Debt Facility bears interest at 22% per annum, simple interest. Accrued interest is payable on the last day of each calendar year, except that the Credit Agreement provides that the Company may defer the $657,000 interest payment that was due on December 31, 2017 until December 31, 2018, or if earlier, the date on which we complete a debt or equity financing transaction resulting in gross proceeds of $5.0 million or more. The Convertible Note can be prepaid in whole or in part by us at any time without penalty. We may re-borrow any amounts paid at any time prior to the Maturity Date.

The Maturity Date of the Note is subject to acceleration of the Maturity Date at the option of the Lender upon customary events of default, which include a breach of the Debt Facility documents, termination of operations, or bankruptcy. The Lender’s obligation to make advances under the Debt Facility is subject to the Company’s representations and warranties in the Credit Agreement continuing to be true at all times and there being no continuing event of default under the Convertible Note.

Under the Convertible Note, the Lender has the right to convert outstanding principal and accrued but unpaid interest at any time into shares of common stock at a conversion price equal to $1.61 per share, and the conversion price will be subject to customary adjustments for stock splits, reverse stock splits, and the like (the “Fixed Conversion Price”). If the Company in the future issues shares, or is deemed to issue shares, prior to the payment or conversion of the Convertible Note for price per share of common stock lower than the Fixed Conversion Price then in effect, the Fixed Conversion Price will be reduced to the price per share paid in the future issuance, with certain customary exceptions for equity plan issuances and issuances pursuant to certain strategic transactions. Notwithstanding the foregoing, if the Convertible Note is converted after the Maturity Date, the conversion price of the Convertible Note will be the lower of the Fixed Conversion Price or an amount equal to 90% of the average volume-weighted average price of the common stock during the 10 trading days immediately prior to the Maturity Date.

The Convertible Note contains a provision (the “Conversion Blocker”) providing that the number of shares issuable upon conversion of the Convertible Note may not exceed 19.99% of the Company’s outstanding shares of common stock on the date the Credit Agreement was originally entered into (March 6, 2017), unless the Company obtains stockholder approval for such issuance in the manner required by the Marketplace Rules of the Nasdaq Stock Market, Inc.). The number of outstanding shares of common stock at the time the Debt Facility was entered into was 9,886,402, and therefore in the absence of stockholder approval, the Convertible Note is convertible into no more than 1,976,291 shares of common stock.

In connection with the amended and restatement of the Credit Agreement on April 16, 2018, we entered into an amendment and restatement of our Nomination and Voting Agreement with Boyalife HK, which we originally entered into on February 13, 2016 (the “Restated Nomination Agreement”). The Restated Nomination Agreement provides that Boyalife HK will have the right to designate a number of members of the Board of Directors of the Company that is in proportion to the “Boyalife Ownership Percentage”, which is Boyalife HK’s and its affiliates’ combined percentage ownership of outstanding common stock, treating as outstanding any shares of common stock underlying convertible securities that are immediately exercisable by Boyalife HK and its affiliates’ (including under the Convertible Note) without any further payment (the “Boyalife Ownership Percentage”). The Restated Nomination Agreement will terminate according to its terms when and if the Boyalife Ownership Percentage falls below 20%.

As of March 31, 2018, the outstanding principal balance of the Debt was $7,200,000, and accrued but unpaid interest was $1,017,000.

Why We Need Stockholder Approval

Because our common stock is traded on The Nasdaq Capital Market, we are subject to the Nasdaq Listing Rules, including Nasdaq Listing Rule 5635(d)(2). Pursuant to Nasdaq Listing Rule 5635(d)(2), stockholder approval is required prior to the issuance of securities in connection with a transaction (or a series of related transactions) other than a public offering involving the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock. The Conversion Blocker was incorporated into the Convertible Note in order to comply with Nasdaq Listing Rule 5625(d)(2). Our Board of Directors has determined that it would be advisable and in the best interest of our stockholders to enable Lender to be repaid under the Convertible Note through exercise of Lender’s conversion rights thereunder without regard to the limitation imposed by the Conversion Blocker.

Potential Effects of Approval of this Proposal

If the Share Issuance Proposal is approved and the Conversion Blocker therefore no longer applies to the Debt Facility, the issuance of shares of our common stock in excess of the Conversion Blocker would dilute, and thereby reduce, each existing stockholder’s proportionate ownership in our common stock. For example, if the entire principal balance and accrued but unpaid interest under the Debt Facility as of March 31, 2018 in the amount of $8,217,000 were converted at the initial conversion price of the Convertible Note of $1.61 per share, then the conversion would result in the issuance of 5,103,727 shares of our common stock, which would increase our common stock outstanding as of April 23, 2018 from 11,482,064 shares to 16,585,791 shares (an increase of 44%). A decrease in the conversion price of the Convertible Note, or an increase in the principal balance and unpaid interest, will increase the number of additional shares that could be converted.

The stockholders do not have preemptive rights to subscribe to additional shares that may be issued by the Company in order to maintain their proportionate ownership of the common stock. Such issuances could also dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company, particularly in view of the existing holdings of Lender’s affiliates and the terms of the Restated Nomination Agreement.

Potential Effects of Non-Approval of this Proposal

If the Share Issuance Proposal is not approved by the stockholders, then the Conversion Blocker would limit the number of shares issuable pursuant to the Debt Facility to 1,976,291 shares. Based on the initial conversion price of the Convertible Note, this would result in the satisfaction of only $3,182,000 of the amount payable under the Debt Facility. In such event, the Company may not have the resources to satisfy the remaining balance of the Debt Facility at maturity, or the Company’s satisfaction of the remaining balance of the Debt Facility may materially impair the Company’s working capital. The inability to discharge such indebtedness may also materially adversely affect the Company’s ability to raise capital from third parties on attractive terms, if at all.

Interests of Certain Persons in the Share Issuance Proposal

The Lender is a wholly owned subsidiary of Boyalife Group Ltd., which is owned and controlled by Dr. Xu. Boyalife HK, our largest stockholder, is owned and controlled by Dr. Xu’s spouse.

RECOMMENDATION OF THE BOARD

Our Board of Directors believes the approval of the Share Issuance Proposal by our stockholders is in the best interests of the Company and our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS A VOTE “FOR” PROPOSAL 3.

PROPOSAL 4

RATIFICATION OF MARCUM LLP

The Audit Committee of the Board has appointed Marcum LLP (Marcum) as the Company’s independent registered public accounting firm for our fiscal year ending December 31, 2018. Marcum also served as the Company’s independent registered public accounting firm for our 2017 fiscal year and transition period ended December 31, 2017. The Board concurs with the appointment and is submitting the appointment of Marcum as our independent registered public accounting firm for stockholder ratification at the annual meeting.

Our Bylaws do not require that the stockholders ratify the appointment of Marcum as our independent registered public accounting firm. We are seeking ratification because we believe it is a good corporate governance practice. If the stockholders do not ratify the appointment, the Audit Committee will reconsider whether to retain Marcum, but may retain Marcum in any event. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that a change would be in the best interests of the Company and its stockholders.

We expect that representatives of Marcum will be either physically present or available via phone at the Annual Meeting. They will be given the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions after the meeting.

RECOMMENDATION OF THE BOARD

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MARCUM LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT YEAR.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT
CESCA THERAPEUTICS INC. ANNUAL MEETING

Our restated bylaws provide that, for matters to be properly brought before an annual meeting, business must be either (i) specified in the notice of annual meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the annual meeting by a stockholder.

Notice to us of a stockholder proposal submitted otherwise than pursuant to Rule 14a-8 will be considered untimely if received at our principal executive offices other than during the time period set forth below and will not be placed on the agenda for the meeting. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to our secretary. To be timely, a stockholder’s notice must be delivered to the secretary at our principal executive offices not less than sixty (60) days nor more than ninety (90) days prior to the annual meeting; provided, however, that in the event that less than seventy (70) days prior notice of the of the date of the meeting is given to stockholders, then the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by us. Such notice must include those items specified in our revised bylaws.

Stockholder proposals intended for inclusion in our proxy statement relating to the next annual meeting must be received by us no later than February 22, 2019. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the SEC.

Notices of intention to present proposals at the 2019 Annual Meeting should be addressed to the Corporate Secretary, Cesca Therapeutics Inc., 2711 Citrus Road, Rancho Cordova, California 95742. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

ADDITIONAL INFORMATION

The Transition Report on Form 10-K for the six months ended December 31, 2017, including audited consolidated financial statements, may be mailed to stockholders concurrently with this proxy statement, but such report is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material. The Company is required to file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other information with the SEC. The public can obtain copies of these materials by visiting the SEC’s Public Reference 100 F Street, N.E., Washington, D.C. 20549, by calling the SEC at 1-800-SEC-0330, or by accessing the SEC’s website at www.sec.gov.

Additional copies of the Company’s Transition Report on Form 10-K filed with the SEC for the six months ended December 31, 2017, will be provided to stockholders without charge upon request. Stockholders should direct any such requests to Cesca Therapeutics Inc., 2711 Citrus Road, Rancho Cordova, California 95742, Attention: Corporate Secretary.

Stockholders may send communications to the Board by mail to the Chairman of the Board, Cesca Therapeutics Inc., 2711 Citrus Road, Rancho Cordova, California 95742.

TRANSACTIONS OF OTHER BUSINESS AT THE CESCA THERAPEUTICS INC.
ANNUAL MEETING

We do not know of any business to be presented for action at the meeting other than those items listed in the notice of the meeting and referred to herein. If any other matters properly come before the meeting, including adjournment, it is intended that the proxies will be voted in respect thereof in accordance with their best judgment pursuant to discretionary authority granted in the proxy.

ALL STOCKHOLDERS ARE URGED TO EXECUTE THE ACCOMPANYING PROXY AND TO RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS MAY REVOKE ANY PROXY IF SO DESIRED AT ANY TIME BEFORE IT IS VOTED.

By Order of the Board of Directors /s/ Ms. Vivian Liu Corporate Secretary

April 30, 2018
Rancho Cordova, California

CESCA Therapeutics

IMPORTANT ANNUAL MEETING INFORMATION

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 22, 2018.

Vote by Internet

- Go to **www.envisionreports.com/KOOL**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4.

1. Election of the following individuals as directors:

	For	Withhold		For	Withhold		For	Withhold
01 - Xiaochun Xu	☐	☐	02 - Vivian Liu	☐	☐	03 - Russell Medford	☐	☐
04 - Joseph Thomis	☐	☐	05 - Mark Westgate	☐	☐	06 - James Xu	☐	☐

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B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears. When shares are held by joint tenants or more than one person, all owners should sign. When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Cesca Therapeutics Inc. Common Stock

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Xiaochun Xu and Vivian Liu as proxies, each with full power to appoint substitutes, and hereby authorizes them or either of them to represent and to vote as designated below, all the shares of common stock of Cesca Therapeutics Inc. held of record by the undersigned as of April 23, 2018, at the Annual Meeting of Stockholders to be held the San Francisco Airport Marriott Waterfront, located at 1800 Bayshore Highway, Burlingame, CA 94010, on Friday, June 22, 2018 at 8:00 a.m (PDT), and any adjournment or postponements thereof, and hereby ratifies all that said attorneys and proxies may do by virtue hereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL PROPOSALS.

THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO OTHER BUSINESS WHICH PROPERLY MAY COME BEFORE THE MEETING, OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE READ, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH.

PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.

C Non-Voting Items

Change of Address — Please print new address below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.